Exhibit 24
POWER OF ATTORNEY
(Re: Huntington Bancshares Incorporated Amended and Restated 2007 Stock and Long-Term Incentive Plan;
Huntington Bancshares Incorporated Deferred Compensation Plan and Trust
for Huntington Bancshares Incorporated Directors; and
Inducement Grants)
     Each director and officer of Huntington Bancshares Incorporated (the “Corporation”), whose signature appears below, hereby appoints Richard A. Cheap, Stephen D. Steinour, and Donald R. Kimble, or any of them, as his or her attorney-in-fact, to sign, in his or her name and behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission, the Corporation’s Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended, up to 4,000,000 shares of the common stock of the Corporation (as such number of shares may be adjusted from time to time for stock dividends, stock splits, or similar transactions affecting the common stock of the Corporation generally) in connection with the Corporation’s Amended and Restated 2007 Stock and Long-Term Incentive Plan; up to 800,000 shares of the common stock of the Corporation (as such number of shares may be adjusted from time to time for stock dividends, stock splits, or similar transactions affecting the common stock of the Corporation generally) in connection with the Corporation’s Deferred Compensation Plan and Trust for Huntington Bancshares Incorporated Directors; and up to 1,147,553 shares of the common stock of the Corporation (as such number of shares may be adjusted from time to time for stock dividends, stock splits, or similar transactions affecting the common stock of the Corporation generally) in connection with inducement grants to Kevin Blakely, Stephen D. Steinour, Randall G. Stickler, and Mark E. Thompson, and likewise to sign and file any amendments, including post-effective amendments, to the Registration Statement, hereby granting to such attorneys, and to each of them, individually, full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as any of the undersigned could or might do in person, hereby granting to each such attorney-in-fact full power of substitution and revocation and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.
     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney, in counterparts if necessary, effective as of July 22, 2009.
DIRECTORS/OFFICERS:

Signature	Title

/s/ Stephen D. Steinour	Chairman, Chief Executive Officer, President,
Stephen D. Steinour	and Director (Principal Executive Officer)

/s/ Donald R. Kimble	Executive Vice President, Chief Financial Officer
Donald R. Kimble	and Treasurer (Principal Financial Officer)

/s/ Thomas P. Reed	Senior Vice President and Controller
Thomas P. Reed	(Principal Accounting Officer)

/s/ Don M. Casto, III Don M. Casto, III	Director

/s/ Michael J. Endres Michael J. Endres	Director

Signature	Title

/s/ Marylouise Fennell Marylouise Fennell	Director

/s/ John B. Gerlach, Jr. John B. Gerlach, Jr.	Director

/s/ D. James Hilliker D. James Hilliker	Director

/s/ David P. Lauer David P. Lauer	Director

/s/ Jonathan A. Levy Jonathan A. Levy	Director

/s/ Wm. J. Lhota Wm. J. Lhota	Director

Director
Gene E. Little

/s/ Gerard P. Mastroianni Gerard P. Mastroianni	Director

/s/ David L. Porteous David L. Porteous	Director

/s/ Kathleen H. Ransier Kathleen H. Ransier	Director